Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 16, 2024, relating to the financial statements of DXC Technology Company and subsidiaries, and the effectiveness of internal control over financial reporting of DXC Technology Company and subsidiaries, appearing in the Annual Report on Form 10-K of DXC Technology Company for the year ended March 31, 2024.

/s/ Deloitte & Touche LLP

McLean, Virginia
August 9, 2024